UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 6, 2005

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  651-293-2233

(Not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01 Material Definitive Agreement.

On May 6, 2005, our stockholders voted to approve the Ecolab Inc. 2005 Stock Incentive Plan (the “2005 Plan”).  (See also Item 8.01 below.)  The 2005 Plan provides for the grant of stock options, stock appreciation rights, restricted stock awards, stock unit awards and performance awards to employees, consultants, advisors and independent contractors of the Company and its subsidiaries.  A maximum of 12 million shares of our common stock are reserved for issuance under the 2005 Plan, subject to adjustment for certain changes in our corporate structure or shares.  Unless terminated earlier, the 2005 Plan will terminate on May 6, 2015.  This summary of the 2005 Plan is qualified in its entirety by reference to the full text of the 2005 Plan, a copy of which is attached as Exhibit (10)A and incorporated by reference herein.  A more detailed summary can also be found in our proxy statement for the 2005 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on March 30, 2005.  Also attached as Exhibit (10)B is a sample form of Non-Statutory Stock Option Agreement under the 2005 Plan.

Item 8.01 Other Events.

Our Annual Meeting of Stockholders was held on May 6, 2005.  At the meeting, 86.15% of the outstanding shares of our voting stock were represented in person or by proxy.  The first proposal voted upon was the election of five Class I Directors for a term ending at the annual meeting in 2008. The five persons nominated by our Board of Directors received the following votes and were elected:

Name	For	Withheld
Douglas M. Baker, Jr.	212,118,801	8,815,404
Stefan Hamelmann	209,521,538	11,412,667
James J. Howard	213,813,170	7,121,035
Jerry W. Levin	213,221,980	7,712,225
Robert L. Lumpkins	218,013,659	2,920,546

In addition, the terms of office of the following directors continued after the meeting:  Class II Directors for a term ending in 2006 – Les S. Biller, Jerry A. Grundhofer, Jochen Krautter, and Allan L. Schuman.  Class III Directors for a term ending in 2007 – Richard U. De Schutter, Joel W. Johnson, Ulrich Lehner, and Beth M. Pritchard.

The second proposal voted upon was to approve the Ecolab Inc. 2005 Stock Incentive Plan.  The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-Votes
164,898,652	32,701,824	2,504,054	20,829,675

The third proposal voted upon was to consider a stockholder proposal to adopt the “Director Election Majority Vote Standard.”  The proposal received the following votes and was defeated:

For	Against	Abstain	Broker Non-Votes
50,285,079	147,226,150	2,591,151	20,831,825

The fourth proposal voted upon was the ratification of the appointment of PricewaterhouseCoopers

LLP as our independent registered public accounting firm for the year ending December 31, 2005.

The proposal received the following votes and was ratified:

For	Against	Abstain	Broker Non-Votes
214,370,065	5,141,324	1,422,816	0

Item 9.01 Financial Statements and Exhibits.

c)	Exhibits.

	10)A.	Ecolab Inc. 2005 Stock Incentive Plan.

	B.	Sample form of Non-Statutory Stock Option Agreement under the Ecolab Inc. 2005 Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: May 6, 2005	By:	/s/Timothy P. Dordell
By: Timothy P. Dordell
Its: Assistant Secretary

EXHIBIT INDEX

Exhibit No.		Description	Method Of Filing

(10)	A.	Ecolab Inc. 2005 Stock Incentive Plan.	Filed herewith electronically.

	B.	Sample form of Non-Statutory Stock Option Agreement under the Ecolab Inc. 2005 Stock Incentive Plan	Filed herewith electronically.